UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM 8-K
___________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): August 27, 2025
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TRULIEVE CANNABIS CORP.
(Exact Name of Registrant as specified in its charter)
___________________

British Columbia	000-56248	84-2231905
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6749 Ben Bostic Road Quincy, FL	32351
(Address of principal executive offices)	(Zip Code)
(850) 298-8866
(Registrant’s telephone number, including area code)
Not Applicable
(Registrant’s name or former address, if change since last report)
___________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Matthew Foulston to the Board of Directors

On August 27, 2025, the Company appointed Matthew Foulston as a member of the board of directors (the "Board") of the Company. Mr. Foulston is an accomplished board member and financial executive with extensive experience across multiple industries, having previously served as chief financial officer for three publicly listed companies: Covetrus Inc., TreeHouse Foods Inc., and Compass Minerals International Inc. Mr. Foulston also served as an independent director and as chair of both the audit and compensation committees for Hyzon Motors, Inc.

Appointment of Jan Reese as Chief Financial Officer

On August 27, 2025, Trulieve Cannabis Corp. (the “Company”) announced the appointment of Jan Reese as the Company’s Chief Financial Officer, effective September 8th. In connection with Mr. Reese’s appointment as Chief Financial Officer, Ryan Blust will no longer serve as Interim Chief Financial Officer but will remain as the Company’s Vice President, Finance.

Mr. Reese, who will assume the Chief Financial Officer responsibilities as of September 8, 2025, is a seasoned executive with over two decades of finance leadership experience spanning public, private equity–backed, and entrepreneurial companies. He served as chief financial officer at Vimergy, LLC, AVI-SPL, LLC, Tech Data Americas (now TD SYNNEX Corporation), and Motorsport Network Media LLC and has held senior finance and executive roles at Delphi Automotive (now Aptiv PLC) and Walmart International, among others. Throughout his career, he has overseen all core finance functions, led domestic and international expansion, and guided organizations through IPO- and exit readiness.

In connection with Mr. Reese’s appointment as Chief Financial Officer, Mr. Reese entered into an employment agreement with the Company, effective as of September 8, 2025 (the “Reese Employment Agreement”), pursuant to which, he receives an annual base salary of $475,000 per year that is paid in accordance with the Company’s regular payroll practices, subject to all customary withholding and deductions, and will also be eligible for an annual bonus targeted at $380,0000 based on the achievement of certain Company and individual performance goals to be established by the Compensation Committee. Mr. Reese will also be eligible for equity award grants in a manner consistent with the Company’s practices for senior management and will also be entitled to participate in the Company’s employee benefits programs available to its employees generally. In addition, Mr. Reese will be entitled to participate in other benefits that are available to our executive officers on the same basis as all our employees generally, including group health (medical, dental, and vision) insurance, group short- and long-term disability insurances, and group life insurance. Such compensation and benefit plans and arrangements are described in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 29, 2025. The Reese Employment Agreement also includes standard confidentiality, non-competition, non-solicitation, non-disparagement and intellectual property assignment provisions.

Mr. Reese will be eligible to receive certain severance benefits in connection with a termination of his employment by the Company without Cause or by Mr. Reese for Good Reason (each as defined in the Reese Employment Agreement), in each case, subject to execution of a general release of claims. If such termination occurs, Mr. Reese will be entitled to receive the sum of (a) two (2) times the sum of his base salary in effect on the date of termination plus the greater of the target bonus for the current fiscal year and the actual annual bonus paid during the prior fiscal year and (b) a prorated annual bonus for the current fiscal year, which shall be payable in equal installments over a twenty-four (24) month period in accordance with the Company’s regular payroll practices and subject to all customary withholding and deductions (“CFO Severance”). In addition, the Company will pay COBRA premiums for Mr. Reese (and his dependents) until the earlier of (i) the twenty-four (24) month anniversary of his termination date, and (ii) the date on which he either receives or becomes eligible to receive substantially similar coverage from another employer. In addition, all of Mr. Reese’ unvested equity awards shall immediately vest; provided that any equity award that is still subject to performance-based vesting at the time of such termination will only vest when and to the extent the Compensation Committee certifies that the performance goals have been met.

If the Company terminates Mr. Reese’ employment without Cause or he terminates his employment for Good Reason within twenty-four (24) months following a Change of Control (as defined in the Reese Employment Agreement), then Mr. Reese shall receive the same CFO Severance described above, except that (i) the CFO Severance shall be equal to the sum of (x) two and 1⁄2 times (2.5) times the sum of the base salary in effect on the date of termination plus the greater of the target bonus for the current fiscal year and the actual annual bonus paid during the prior fiscal year and (y) a prorated annual bonus for the current fiscal year, and such severance shall be payable as a lump sum (rather than installments) on the Company’s first regular payroll date following the delivery of the general release of claims and conclusion of the revocation period and (ii) the COBRA continuation coverage shall be for a period of twenty-four (24) months.

Except as set forth in the Reese Employment Agreement, (a) there are no arrangements or understandings between Mr. Reese and any other persons pursuant to which Mr. Reese was appointed, (b) there are no family relationships among any of the Company’s directors or executive officers and Mr. Reese, and (c) Mr. Reese has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(b) of Regulation S-K.

Item 7.01    Regulation FD Disclosure.
On August 26, 2025, the Company issued a press release announcing the leadership appointments as described in Item 5.02 above. A copy of the press release is furnished as Exhibit 99.1 hereto.

The information set forth in this Item 7.01 and Exhibit 99.1 shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any of the Company’s filings under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Item 9.01.    Financial Statements and Exhibits.
(d)Exhibits

Exhibit No.	Description

99.1	Press release dated August 27, 2025

99.2	Executive Employment Agreement, dated September 8, 2025, by and between Trulieve Cannabis Corp. and Jan Reese

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trulieve Cannabis Corp.

By:	/s/ Eric Powers
Name:	Eric Powers
Title:	Chief Legal Officer
Date: August 27, 2025